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                            EXHIBIT 12 TO FORM 10-K

                           UMB FINANCIAL CORPORATION

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                      1997     1996     1995     1994     1993
                                    -------  -------  -------  -------  -------
Income before income taxes and
 change in accounting principle      89,801   85,530   77,623   70,399   61,249
Add
  Portion of rents representative
   of the interest factor               761      817      940      840      977
  Interest on indebtedness other
   than deposits                     43,844   41,446   36,193   29,106   20,591
  Amortization of debt expense           65       65       65       48       51
                                    -------------------------------------------
Income as adjusted excluding
 interest on deposits               134,471  127,858  114,821  100,393   82,868
Add interest on deposits            127,950  123,135  121,594  106,958   99,127
                                    -------------------------------------------
Income as adjusted including
 interest on deposits               262,421  250,993  236,415  207,351  181,995
                                    ===========================================
Fixed charges
  Interest on indebtedness
   other than deposits               43,844   41,446   36,193   29,106   20,591
  Portion of rents representative
   of the interest factor               761      817      940      840      977
  Amortization of debt expense           65       65       65       48       51
                                    -------------------------------------------
Fixed charges excluding interest
 on deposits                         44,670   42,328   37,198   29,994   21,619
Interest on deposits                127,950  123,135  121,594  106,958   99,127
                                    -------------------------------------------
Fixed charges including interest
 on deposits                        172,620  165,463  158,792  136,952  120,746
                                    ===========================================
Ratio of earnings to fixed charges
  Excluding interest on deposits       3.01     3.02     3.09     3.36     3.83
                                       ====     ====     ====     ====     ====
  Including interest on deposits       1.52     1.52     1.49     1.51     1.51
                                       ====     ====     ====     ====     ====
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